Exhibit 99.1

SHFL ENTERTAINMENT, INC.

6650 El Camino Road

Las Vegas, NV 89118

www.shfl.com

PRESS RELEASE

FOR FURTHER INFORMATION CONTACT:

Julia Boguslawski Investor Relations / Corporate Communications ph: (702) 897-7150 email: jboguslawski@shfl.com	Gavin Isaacs, CEO Katie S. Lever, EVP and General Counsel ph: (702) 897-7150 fax: (702) 270-5161

SHFL Schedules Special Shareholder Meeting for November 19, 2013 to Vote on

Approval and Adoption of the Merger Agreement with Bally

LAS VEGAS, Nevada, October 10, 2013 – SHFL entertainment, Inc. (NASDAQ Global Select Market: SHFL) (“SHFL” or the “Company”) announced today that a special meeting of its shareholders has been scheduled to, among other things, consider and vote on the proposal to approve and adopt the previously announced Agreement and Plan of Merger by and among the Company, Bally Technologies, Inc. (NYSE: BYI), a Nevada corporation (“Bally”), and Manhattan Merger Corp., a Minnesota corporation and an indirect wholly owned subsidiary of Bally (“Merger Sub”), providing for the merger of Merger Sub with and into SHFL, with SHFL surviving the merger as a wholly owned subsidiary of Bally. The special meeting will be held on November 19, 2013.

SHFL shareholders as of the close of business on Tuesday, October 15, 2013, the record date for the special meeting, will be entitled to notice of and to vote at the special meeting.

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The merger, which is expected to be completed by the end of 2013, is subject to the approval of a majority of the outstanding shares of SHFL’s common stock and the receipt of required gaming approvals, in addition to other customary closing conditions.

About SHFL entertainment, Inc.

SHFL entertainment, Inc. is a leading global gaming supplier committed to making gaming more fun for players and more profitable for operators through product innovation, and superior quality and service. The Company operates in legalized gaming markets across the globe and provides state-of-the-art, value-add products in five distinct categories: Utility products, which include automatic card shufflers and roulette chip sorters; Proprietary Table Games, which include live games, side bets and progressives; Electronic Table Systems, which include various e-Table game configurations; Electronic Gaming Machines, which include video slot machines; and newly introduced iGaming, which features online versions of SHFL entertainment’s table games, social gaming, and mobile applications. The Company is included in the S&P SmallCap 600 Index. Information about the Company and its products can be found on the Internet at www.shfl.com, or on Facebook and Twitter.

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Forward-Looking Statements

This communication may contain forward-looking statements. Forward-looking statements may be typically identified by such words as “may”, “will”, “should”, “expect”, “anticipate”, “plan”, “likely”, “believe”, “estimate”, “project”, “intend” and other similar expressions among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the merger are not satisfied (including a failure of the shareholders of the Company to approve, on a timely basis or otherwise, the merger and the risk that regulatory approvals required for the merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the merger; (3) uncertainties as to the timing of the consummation of the merger and the ability of each of the Company and Bally to consummate the merger; (4) risks that the proposed transaction disrupts the current plans and operations of the Company; (5) the ability of the

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Company to retain and hire key personnel; (6) competitive responses to the proposed merger; (7) unexpected costs, charges or expenses resulting from the merger; (8) the failure by Bally to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K for the year ended October 31, 2012, and our more recent reports filed with the U.S. Securities and Exchange Commission (the “SEC”) including the Form 10-Q for the quarter ended January 31, 2013, the Form 10-Q for the quarter ended April 30, 2013 and the Form 10-Q for the quarter ended July 31, 2013. The Company can give no assurance that the conditions to the merger will be satisfied. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

SHFL has filed with the SEC on September 23, 2013 an amended preliminary proxy statement in connection with the proposed transaction with Bally. SHFL intends to file with the SEC a definitive proxy statement, which will be sent or given to the shareholders of SHFL and will contain important information about the proposed transaction and related matters. SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by SHFL with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to the Company’s Investor Relations website page at http://ir.shfl.com or by contacting Investor Relations by mail to SHFL entertainment, Inc., Attn: Investor Relations, 6650 El Camino Road, Las Vegas, NV 89118, or by phone at (702) 897-7150.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the meeting of shareholders that will be held to consider the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2013 Annual Meeting of Shareholders, which was filed with the SEC on February 1, 2013. Additional information regarding these persons and their interests in the merger is included in the amended preliminary proxy statement filed with the SEC on September 23, 2013. You may obtain free copies of this document as described in the preceding paragraph.

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